Exhibit 99.1

Kraft Heinz Commences Cash Tender Offer for Up To

$1.2 Billion Aggregate Purchase Price of Certain of its Outstanding Notes

PITTSBURGH & CHICAGO – May 4, 2020 – The Kraft Heinz Company (“Kraft Heinz”) (Nasdaq: KHC) announced today that its 100% owned subsidiary Kraft Heinz Foods Company (the “Issuer”) has commenced an offer to purchase for cash (the “Tender Offer”) up to the maximum combined aggregate purchase price of $1.2 billion, excluding accrued and unpaid interest (the “Maximum Tender Amount”) of its outstanding Floating Rate Senior Notes due February 2021 (the “February 2021 Notes”), 3.500% Senior Notes due June 2022 (the “June 2022 Notes”), 3.500% Senior Notes due July 2022 (the “July 2022 Notes”), Floating Rate Senior Notes due August 2022 (the “August 2022 Notes”) and 4.000% Senior Notes due June 2023 (the “June 2023 Notes,” and together with the February 2021 Notes, the June 2022 Notes, the July 2022 Notes, and the August 2022 Notes, the “Notes,” and each, a “Series” of Notes). Subject to the Maximum Tender Amount, the amount of a Series of Notes that is purchased in the Tender Offer will be based on the Acceptance Priority Levels set forth below. The Tender Offer is being made on the terms and subject to the conditions set forth in the offer to purchase dated May 4, 2020 (the “Offer to Purchase”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Offer to Purchase.

Consummation of the Tender Offer and payment for the tendered Notes is subject to the satisfaction or waiver of certain conditions described in the Offer to Purchase, including the completion by the Issuer of a private offering of the Issuer’s debt securities (the “Offering”) that commenced concurrently with the Tender Offer, with net proceeds in an amount equal to at least $1.5 billion, on terms and subject to conditions reasonably satisfactory to Kraft Heinz, as well as other customary conditions. Subject to applicable law, the Issuer has reserved the absolute right, in its sole discretion, to at any time (i) waive any and all conditions to the Tender Offer, (ii) extend, terminate or withdraw the Tender Offer, (iii) increase or waive the Maximum Tender Amount, with or without extending the Withdrawal Deadline or (iv) otherwise amend the Tender Offer in any respect.

The Issuer intends to use excess proceeds from the Offering not used to purchase Notes in the Tender Offer to fund the redemption in full of the Issuer’s $300 million outstanding aggregate principal amount of 3.375% Senior Notes due June 2021; such redemption shall be effected pursuant to a notice of conditional redemption issued substantially concurrently with the Offering (the “Concurrent Redemption”). The Concurrent Redemption will be conditioned upon the Issuer’s completion of the Offering. The expected redemption date for the Concurrent Redemption is June 3, 2020. Any additional excess proceeds will be used for general corporate purposes, which may include the repayment, redemption or repurchase of outstanding indebtedness.

The Tender Offer will expire at 11:59 p.m., New York City time, on June 1, 2020, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Expiration Time”). Holders of the Notes (“Holders”) may withdraw their validly tendered Notes at any time prior to 5:00 p.m., New York City time, on May 15, 2020, unless extended. Holders are urged to read the Offer to Purchase carefully before making any decision with respect to the Tender Offer.

Certain information regarding the Notes and the Tender Offer is set forth in the table below.

CUSIP No. / ISIN	Title of Security	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Tender Offer Consideration(1)	Early Tender Premium(2)	Total Consideration(3)
50077LAP1 / US50077LAP13	Floating Rate Senior Notes due February 2021	$650,000,000	1	$970.00	$30	$1,000.00

50076QAZ9 / US50076QAZ90 (144A): 50076QAF3 / US50076QAF37 (Reg S): U5009CAC4 / USU5009CAC48	3.500% Senior Notes due June 2022	$1,119,384,000	2	$1,010.00	$30	$1,040.00

50077LAJ5 / US50077LAJ52 (144A): 423074BA0 / US423074BA02 (Reg S): U42314AF8 / USU42314AF82	3.500% Senior Notes due July 2022	$445,861,000	3	$1,005.00	$30	$1,035.00

50077LAQ9 / US50077LAQ95	Floating Rate Senior Notes due August 2022	$500,000,000	4	$957.50	$30	$987.50

50077LAS5 / US50077LAS51	4.000% Senior Notes due June 2023	$838,131,000	5	$1,017.50	$30	$1,047.50

(1)

Per $1,000 principal amount of Notes validly tendered and accepted for purchase in the Tender Offer (exclusive of any accrued interest, which will be paid in addition to the Tender Offer Consideration or the Total Consideration, as applicable, to, but not including, the applicable Settlement Date).

(2)	Per $1,000 principal amount of Notes validly tendered and accepted for purchase.

(3)	Total Consideration includes the Early Tender Premium.

Holders who validly tender and do not validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on May 15, 2020, unless extended with respect to any Series of Notes (such date and time, as the same may be extended, the “Early Tender Time”) or earlier terminated by the Issuer, will be eligible to receive the applicable Total Consideration, which includes the applicable Early Tender Premium as set forth in the table above. The applicable Total Consideration for each $1,000 principal amount of Notes validly tendered and accepted for purchase will be determined as set forth in the table above. Holders of Notes who validly tender and do not validly withdraw their Notes after the Early Tender Time and at or prior to the Expiration Time will be eligible to receive only the applicable Tender Offer Consideration, which is equal to the applicable Total Consideration minus the applicable Early Tender Premium.

For Notes tendered at or prior to the Early Tender Time and not subsequently validly withdrawn and accepted for purchase, the Issuer has the option for settlement to occur on the Early Settlement Date, which is expected to be May 19, 2020, the second business day following the Early Tender Time. Settlement for Notes tendered after the Early Tender Time, but at or prior to the Expiration Time, is expected to occur on June 1, 2020, the second business day following the Expiration Time, unless extended.

In addition to the Total Consideration or the Tender Offer Consideration, as applicable, all Notes accepted for purchase pursuant to the Tender Offer, will, on the Early Settlement Date or the Final Settlement Date, as applicable, also receive accrued and unpaid interest in respect of such Notes from the last interest payment date to, but not including, the applicable settlement date.

Subject to the Maximum Tender Amount, the application of the Acceptance Priority Levels and the other terms and conditions described in the Offer to Purchase, the Issuer intends to accept for purchase all Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time. However, if the Tender Offer is fully subscribed as of the Early Tender Time, Holders who validly tender their Notes after the Early Tender Time will not have any of their Notes accepted for purchase. Notes validly tendered at or prior to the Early Tender Time will be accepted for purchase in priority to the other Notes tendered after the Early Tender Time even if such Notes tendered after the Early Tender Time have a higher Acceptance Priority Level than the Notes tendered at or prior to the Early Tender Time. As a result, each Holder who validly tenders Notes pursuant to the Tender Offer may have a portion of its Notes returned to it, and the amount of Notes returned will depend on the level of participation of Holders in the Tender Offer. The Tender Offer may be subject to proration if the aggregate principal amount of Notes that is validly tendered is greater than the Maximum Tender Amount.

Kraft Heinz has engaged J.P. Morgan, BofA Securities, Citigroup, Credit Suisse, Deutsche Bank Securities, and Wells Fargo Securities to act as dealer managers (collectively, the “Dealer Managers”) in connection with the Tender Offer and has appointed Global Bondholder Services Corporation to serve as the tender agent and information agent for the Tender Offer. Copies of the Offer to Purchase are available at https://www.gbsc-usa.com/kraftheinzcompany/ or by contacting Global Bondholder Services Corporation via telephone by calling +1 (866) 794-2200 (toll free) or +1 212-430-3774 (for banks and brokers). Questions regarding the terms of the Tender Offer should be directed to J.P. Morgan at (866) 834-4666 (toll free) or (212) 834-8553 (collect).

Neither the Issuer, Kraft Heinz, their boards of directors or boards of managers, as applicable, the Dealer Managers, Global Bondholders Services Corporation nor the trustees for the Notes, or any of their respective affiliates, is making any recommendation as to whether Holders should tender any Notes in response to the Tender Offer. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amounts of Notes to tender.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. This press release does not describe all the material terms of the Tender Offer, and no decision should be made by any Holder on the basis of this press release. The terms and conditions of the Tender Offer are described in the Offer to Purchase, and this press release must be read in conjunction with the Offer to Purchase. The Offer to Purchase contains important information which should be read carefully before any decision is made with respect to the Tender Offer. The Tender Offer is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities or blue sky laws. If any Holder is in any doubt as to the contents of this press release, or the Offer to Purchase, or the action it should take, it is recommended to seek its own financial and legal advice, including in respect of any tax consequences, immediately from its stockbroker, bank manager, solicitor, accountant or other independent financial, tax or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee must contact such entity if it wishes to tender such Notes pursuant to the Tender Offer.

ABOUT THE KRAFT HEINZ COMPANY

For 150 years, we have produced some of the world’s most beloved products at The Kraft Heinz Company (Nasdaq: KHC). Our Vision is To Be the Best Food Company, Growing a Better World. We are one of the largest global food and beverage companies, with 2019 net sales of approximately $25 billion. Our portfolio is a diverse mix of iconic and emerging brands. As the guardians of these brands and the creators of innovative new products, we are dedicated to the sustainable health of our people and our planet. To learn more, visit www.kraftheinzcompany.com or follow us on LinkedIn and Twitter.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words such as “commit,” “plan,” “believe,” “anticipate,” “reflect,” “invest,” “make,” “expect,” “deliver,” “develop,” “drive,” “assess,” “evaluate,” “establish,” “focus,” “build,” “turn,” “expand,” “leverage,” “grow,” “remain,” “will,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Issuer’s plans, costs and cost savings, legal matters, taxes, expectations, investments, innovations, opportunities, capabilities, execution, initiatives, pipeline, and growth. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Issuer’s control.

Important factors that may affect the Issuer’s business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, market conditions and the timing and ability of the Issuer to consummate the Offering, the Tender Offer and the Concurrent Redemption; the impact of the COVID-19 outbreak; operating in a highly competitive industry; the Issuer’s ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in the Issuer’s relationships with significant customers, suppliers, and other business relationships; the Issuer’s ability to maintain, extend, and expand its reputation and brand image; the Issuer’s ability to leverage its brand value to compete against private label products; the Issuer’s ability to drive revenue growth in its key product categories, increase its market share, or add products that are in faster-growing and more profitable categories; product recalls or product liability claims; unanticipated business disruptions; the Issuer’s ability to identify, complete or realize the benefits from strategic acquisitions, alliances, divestitures, joint ventures or other investments; the Issuer’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve its competitiveness; the Issuer’s ability to successfully execute its strategic initiatives; the impacts of the Issuer’s international operations; economic and political conditions in the United States and in various other nations where the Issuer does business; changes in the Issuer’s management team or other key personnel and the Issuer’s ability to hire or retain key personnel or a highly skilled and diverse global workforce; risks associated with information technology and systems, including service interruptions, misappropriation of data or breaches of security; impacts of natural events in the locations in which we or the Issuer’s customers, suppliers, distributors, or regulators operate; the Issuer’s ownership structure; the Issuer’s indebtedness and ability to pay such indebtedness, as well as its ability to comply with covenants under debt instruments; the Issuer’s liquidity, capital resources, and capital expenditures, as well as its ability to raise capital; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; foreign exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the commodity derivatives we use; increased pension, labor and people-related expenses; compliance with laws, regulations, and related interpretations and related legal claims or other regulatory enforcement actions, including additional risks and uncertainties related to any potential actions resulting from the Securities and

Exchange Commission’s (“SEC”) ongoing investigation, as well as potential additional subpoenas, litigation, and regulatory proceedings; an inability to remediate the material weaknesses in the Issuer’s internal control over financial reporting or additional material weaknesses or other deficiencies in the future or the failure to maintain an effective system of internal controls; the Issuer’s failure to prepare and timely file its periodic reports; the Issuer’s ability to protect intellectual property rights; tax law changes or interpretations; the impact of future sales of the Issuer’s common stock in the public markets; the Issuer’s ability to continue to pay a regular dividend and the amounts of any such dividends; volatility of capital markets and other macroeconomic factors; a downgrade in our credit rating; and other factors. For additional information on these and other factors that could affect the Issuer’s forward-looking statements, see the Issuer’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC. The Issuer disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

CONTACTS:

Michael Mullen (media)

Michael.Mullen@kraftheinz.com

Christopher Jakubik, CFA (investors)

ir@kraftheinzcompany.com

5